                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2004
                                                   ------------------

                        CREDO Petroleum Corporation
_____________________________________________________________________
           (Exact name of registrant as specified in its charter)

           Colorado                   0-8877          84-0772991
_____________________________________________________________________
 (State or other jurisdiction       Commission       IRS Employer
       of incorporation)            File Number   Identification No.

1801 Broadway, Suite 900        Denver, Colorado      80202
_____________________________________________________________________
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number,
including area code:            (303) 297-2200
_____________________________________________________________________

Item 12. "CREDO Reports Record Six-Month Earnings, Higher Natural Gas Prices and Increased Production Propel Earnings"


_____________________________________________________________________

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CREDO PETROLEUM CORPORATION
                              (Registrant)

Date:  June 14, 2004          By: /s/ James P. Garrett, Jr.
                                  -------------------------
                                  James P. Garrett, Jr.
                                  Vice President and Chief
                                    Financial Officer
                                  (Principal Financial and
                                    Accounting Officer)

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NEWS RELEASE

FOR IMMEDIATE RELEASE          Contact:  James P. Garrett
                                         Vice President & CFO
                                         www.credopetroleum.com


             CREDO REPORTS RECORD SIX-MONTH EARNINGS
        Higher Natural Gas Prices and Increased Production
                         Propel Earnings

DENVER, COLORADO, June 14, 2004 - CREDO Petroleum Corporation (NASDAQ: CRED) today reported record financial results for the six months ended April 30, 2004. Net income surged 64% to a record $1,951,000 on revenue of $5,123,000 compared to $1,187,000 on revenue of $3,475,000 last year. On a per diluted share basis, net income was $.32 compared to $.20 last year. Cash flow from operating activities (before changes in operating assets and liabilities) jumped 51% to $3,363,000.

James T. Huffman, President, said, "For the first half of 2004, we established significant new records in many operational and financial categories, highlighted by a 22% annualized return on equity without using leverage. Strong operating fundamentals continue to buttress our results with increased production and reserves, low finding costs, and outstanding net income per unit of production."

For the second quarter ended April 30, 2004, net income increased
57% to a record $786,000, or $.13 per diluted share, compared to $502,000, or $.08 per diluted share last year.

Huffman further stated, "Despite these record results, delays in getting our new wells on line suppressed second quarter production volumes and earnings. Those wells (discussed in a separate press release made today) came on line after second quarter-end. Increased industry activity has caused a backlog in many field services resulting in both delays and rising costs."

            PRODUCTION VOLUMES SET ANOTHER NEW RECORD

Six-month production surged 35% to 988 MMcfge (million cubic feet of gas-equivalent) compared to 734 MMcfge last year. Natural gas production rose 36% to 861 MMcfg and oil production rose 23% to 21,000 barrels. Natural gas accounts for 87% of the company's total production.

Second quarter production rose 28% to 470 MMcfge compared to 366 MMcfge last year. Natural gas production rose 27% to 403 MMcfg and oil production rose 38% to 11,000 barrels.

                  PRODUCT PRICES SHOW CONTINUED STRENGTH

Net wellhead natural gas prices for the first half rose one percent to $4.76 per Mcf compared to $4.73 last year. Hedging transactions reduced wellhead prices $.07 per Mcf in the six-month period compared to last year's hedging loss of $.69 per Mcf. As a result, total natural gas price realizations rose
16% to $4.69 per Mcf compared to $4.04 last year. Wellhead oil prices rose 12% to $31.58 per barrel compared to $28.27 last year.

For the second quarter, net wellhead natural gas prices fell
15% to $4.64 per Mcf compared to $5.49 last year. Hedging transactions reduced wellhead prices $.34 per Mcf this year and $1.72 per Mcf last year. As a result, total natural gas price realizations rose 14% to $4.30 per Mcf compared to $3.77 last year. Wellhead oil prices rose 7% to $32.77 per barrel compared to $30.55 last year.

At second quarter-end, the company had open hedge positions totaling 600 MMcfg covering the months of May through October 2004 at an average NYMEX price of $4.81 per Mcf. Also at second quarter-end, the May hedge was closed and a deferred loss of $112,000 was realized. The remaining hedges are ratably allocated to June through October 2004, and are expected to cover less than 65% of the company's estimated total production for those five months. Average gas prices in the company's market areas are expected to be 15% to 17% below NYMEX prices due to basis differentials and transportation costs.

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             CAPITAL SPENDING PRODUCES GOOD RESULTS

Capital spending for the six months totaled $1,945,000 as successful operations continued on the company's two core projects--natural gas drilling along the Anadarko Shelf of Oklahoma and application of the company's patented Calliope gas recovery technology. A separate press release has been made today updating those results.

               STRONG FINANCIAL CONDITION PROVIDES
                    SOLID FOUNDATION FOR GROWTH

At April 30, 2004, working capital was $7,118,000. Total assets were $26,602,000 including cash and short-term investments of $7,384,000. Stockholders' equity was $19,138,000. The company's only long-term debt is a $355,000 exclusive license obligation that is payable over seven years.

          *          *          *          *          *

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado. The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions. The company's stock is traded on the NASDAQ System under the symbol "CRED" and is quoted daily in the "NASDAQ Small-Cap Issues" section of The Wall Street Journal.

For 2004, cash flow from operating activities (before changes in operating assets and liabilities) consists of net income of $1,951,000, DD&A of $791,000, and deferred income taxes of $621,000. For 2003, such cash flow consists of net income of $1,187,000, DD&A of $605,000, deferred income taxes of $506,000, and net of other credits of $72,000.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.


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
                          CREDO PETROLEUM CORPORATION
                              FINANCIAL HIGHLIGHTS

                             Six Months   Six Months    Quarter      Quarter
                               Ended        Ended        Ended        Ended
Condensed Operating           April 30,    April 30,    April 30,    April 30,
  Information (Unaudited)       2004         2003         2004         2003
Revenue:
  Oil and Gas Sales         $ 4,706,000  $ 3,034,000  $ 2,101,000  $ 1,445,000
  Operating                     292,000      251,000      155,000      125,000
  Investment Income
   and Other                    125,000      190,000       17,000      114,000
                              5,123,000    3,475,000    2,273,000    1,684,000

Expenses:
  Oil and Gas Production        932,000      692,000      472,000      365,000
  Depreciation, Depletion
   and Amortization             791,000      605,000      362,000      282,000
  General and
   Administrative               667,000      606,000      336,000      328,000
  Interest                       23,000       23,000       11,000       12,000
                              2,413,000    1,926,000    1,181,000      987,000

Income Before Income Taxes
  and Accounting Change       2,710,000    1,549,000    1,092,000      697,000

Income Taxes                   (759,000)    (434,000)    (306,000)    (195,000)

Income Before
  Accounting Change           1,951,000    1,115,000      786,000      502,000

Cumulative Effect of
  Change in Accounting
  Principle                        -          72,000         -            -

Net Income                  $ 1,951,000  $ 1,187,000  $   786,000  $   502,000

Basic Income Per Share
  Before Accounting Change       $  .32       $  .19       $  .13       $  .08
Cumulative Effect of Change
  in Accounting Principle           -            .01          -            -

Basic Net Income Per Share       $  .32       $  .20       $  .13       $  .08

Diluted Income Per Share
  Before Accounting Change       $  .32       $  .19       $  .13       $  .08
Cumulative Effect of Change
  in Accounting Principle           -            .01          -            -

Diluted Net Income Per Share     $  .32       $  .20       $  .13       $  .08


Condensed Balance Sheet
 Information                          April 30, 2004          October 31, 2003

Cash and Short-Term Investments         $  7,384,000              $  6,663,000
Other Current Assets                       2,594,000                 1,900,000
Oil and Gas Properties, Net               15,177,000                14,061,000
Exclusive License Agreement, Net             443,000                   478,000
Other Assets                               1,004,000                   470,000

                                        $ 26,602,000              $ 23,572,000

Current Liabilities                     $  2,860,000              $  1,986,000
Deferred Income Taxes                      3,979,000                 3,358,000
Exclusive License Agreement
  Obligation                                 355,000                   355,000
Asset Retirement Obligation                  270,000                   238,000
Stockholders' Equity                      19,138,000                17,635,000

                                        $ 26,602,000              $ 23,572,000